As filed with the Securities and Exchange Commission on October 18, 2024

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOXABL Inc.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	85-2511929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5345 N. Belt Road North Las Vegas, NV	89115
(Address of Principal Executive Offices)	(ZIP Code)

Amended BOXABL Inc. 2021 Stock Incentive Plan
(Full title of the plan)

Paolo Tiramani

Chief Executive Officer

BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

(702) 500-9000

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Andrew Stephenson, Esq.

CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 2005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

BOXABL INC.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by BOXABL Inc. (the “Company” or the “Registrant”) to register 550,000,000 shares of Common Stock, $0.00001 par value per share (the “Common Stock”) issuable under the BOXABL Inc. Amended 2021 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The document(s) containing the information specified in this Part I, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Customer Experience Manager, BOXABL Inc., 5345 East North Belt Road, North Las Vegas, Nevada, 89115 (702) 500-9000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024; the Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2024, as filed with the SEC on May 15, 2024; and the Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2024, as filed with the SEC on August 19, 2024;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c)	The description of the Registrant’s Common Stock set forth under the caption “Securities Being Offered” in the offering circular forming a part of the Registrant’s Amended Offering Statement on Form 1-A (File No. 024-12402), filed with the SEC on October 18, 2024, as amended from time to time.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

See Item 3(c) above.

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Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws both provide for the indemnification of our current and former officers and directors to the fullest extent permitted by Nevada law. With respect to claims not in the name of the Company, the Company shall indemnify an officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had not reasonable cause to believe his or her conduct was unlawful. No indemnification shall be required if it is proven his or her act, or failure to act, constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law making him or her liable pursuant to NRS 78.138. Moreover, the termination of any proceeding by judgment, order settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company; and with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

With respect to claims in the name of the Company, the Company must indemnify, to the maximum extent permitted by Nevada law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action of suit unless it is proven his or her act, or failure to act, constituted a breach of fiduciary duty, and such breach involved intentional misconduct, fraud, or a knowing violation of law making him or her liable pursuant to NRS 78.138, provided he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed, to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in such action or suit determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Finally, to the extent determined by the Board in its sole discretion, and as otherwise authorized or required under Nevada law, the Articles of Incorporation or the Bylaws, the Company shall have the power, but not the obligation, to indemnify the Company’s employees and agents to the extent not prohibited by the NRS or other applicable law. The Board shall have the power to delegate to such person(s) it deems appropriate the determination of whether employees or agents shall be indemnified.

The Company may advance expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding prior to final disposition of such action, suit or proceeding as authorized by the Board upon an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified. However, the Company is not obligated to indemnify any person in connection with any proceeding:

a)	for which payment as been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the payment amount;
b)	for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
c)	for any reimbursement of bonus or other incentive-based or equity-based compensation or any profits realized from the sale of the Company’s securities as required under the Exchange Act, including reimbursements arising from an accounting restatement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) or the payment of profits arising from the purchase and sale by such person of securities in violation of Section 306 of Sarbanes-Oxley;
d)	initiated by such person, including proceedings initiated by such person against the Company or its, directors, officers, employees, agents or other indemnitees unless (i) the Board authorized the proceeding prior to its initiation, (ii0 the Company provides the indemnification, in its sole discretion, pursuant to the power vested in the Company under applicable law, or (iii) otherwise required by applicable law; or
e)	if prohibited by applicable law.

The Company also has the power, to the extent determined by the Board, to purchase and maintain insurance, such as director and officer liability insurance, and to enter into a written indemnification contract with the Company’s directors, officers, employees or agents to the extent permitted by the Bylaws and Nevada law.

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Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Document Description	Incorporation by Reference
5.1	Opinion and Consent of CrowdCheck Law LLP	Filed herewith.

23.1	Consent of dbbmckennon	Filed herewith.

23.2	Consent of CrowdCheck Law LLP (included as part of Exhibit 5.1)	Filed herewith.

99.1	Amended 2021 Stock Incentive Plan	Filed herewith.

107	Filing Fee Table	Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Las Vegas, State of Nevada, on October 18, 2024.

BOXABL Inc.

By:	/s/ Paolo Tiramani
Name: Paolo Tiramani
Title: CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Paolo Tiramani	Chief Executive Officer and Director
Paolo Tiramani		October 18, 2024

/s/ Martin Noe Costas	Chief Financial Officer and Principal	October 18, 2024
Martin Noe Costas	Accounting Officer

/s/ Galiano Tiramani	Director	October 18, 2024
Galiano Tiramani
/s/ David R. Cooper II	Director	October 18, 2024
David R. Cooper II
/s/ Veronica Nkwodimmah Stanaway	Director	October 18, 2024
Veronica Nkwodimmah Stanaway
/s/ Gregory F. Ugalde	Director	October 18, 2024
Gregory F. Ugalde
/s/ Christopher J. Valasek	Director	October 18, 2024
Christopher J. Valasek
/s/ Zvi Yemini	Director	October 18, 2024
Zvi Yemini

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